Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-84531) and Forms S-8 (No.s 333-113229, 333-92109, 333-60545, 333-60539, 333-61731 and 333-89740) of Interstate Hotels & Resorts, Inc. and its subsidiaries (the Company) of our report dated February 13, 2002, except for the fourteenth paragraph of Note 12, as to which the date is February 21, 2002, relating to the financial statements which appear in this Form 10-K.

Pittsburgh, Pennsylvania
March 9, 2004